UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2017 (November 14, 2017)

ALCOA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-37816	81-1789115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Isabella Street, Suite 500, Pittsburgh, Pennsylvania		15212-5858
(Address of Principal Executive Offices)		(Zip Code)

412-315-2900

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 14, 2017, Alcoa Corporation (“Holdings”), Alcoa Nederland Holding B.V., a wholly owned subsidiary of Holdings (the “Borrower”), and certain subsidiaries of Holdings, entered into an Amendment and Restatement Agreement (the “Amendment”) to the Revolving Credit Agreement, dated as of September 16, 2016, and amended as of October 26, 2016 (the “Original Revolving Credit Agreement”), in each case, with a syndicate of lenders and issuers named therein, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) for the lenders and issuers. The Amendment was entered into to amend certain terms of the Original Revolving Credit Agreement (the Original Revolving Credit Agreement, as amended by the Amendment, the “Amended Revolving Credit Agreement”).

The Amended Revolving Credit Agreement extends the maturity date of the credit facility from November 1, 2021 to November 14, 2022, with certain extension rights in the discretion of each lender. The aggregate amount of commitments under the Amended Revolving Credit Agreement remains at $1.5 billion. The Amended Revolving Credit Agreement permits the Borrower to, from time to time, request that the existing lenders (at their discretion) or new lenders provide one or more additional tranches of term loans or increase the aggregate amount of the revolving commitments, in an aggregate principal amount of up to $500 million.

The Amended Revolving Credit Agreement contains customary affirmative covenants, negative covenants, and events of default substantially comparable to the Original Credit Agreement, but provides additional flexibility, in some cases based on financial ratios, for Holdings and its subsidiaries to make restricted payments such as dividends and share buybacks, to make investments, to incur indebtedness, and otherwise to operate in the ordinary course.

Borrowings under the Amended Revolving Credit Agreement bear interest at a rate per annum equal to an applicable margin, plus, at the Borrower’s option, either (a) an adjusted LIBOR rate or (b) a base rate determined by reference to the highest of (1) the prime rate of JPMorgan Chase Bank, N.A., (2) the greater of the federal funds effective rate and the overnight bank funding rate, plus 0.5% and (3) the one month adjusted LIBOR rate plus 1% per annum, all of which are unchanged from the Original Credit Agreement.

Under the Amended Revolving Credit Agreement, the applicable margin for LIBOR loans and base rate loans will vary based on Holdings’ leverage ratio, the categories of which have been adjusted, and will range from 1.75% to 2.50% for LIBOR loans and from 0.75% to 1.50% for base rate loans. In addition to paying interest on outstanding borrowings under the Revolving Credit Facility, the Borrower will be required to pay a quarterly commitment fee based on the unused portion of the Revolving Credit Facility, which will also be determined by Holdings’ leverage ratios, the tiers of which have been adjusted, and will range from 0.225% to 0.450%.

Financial covenants require the maintenance of a specified interest expense coverage ratio of not less than 5.00 to 1.00, and a leverage ratio for any period of four consecutive fiscal quarters that is not greater than 2.25 to 1.00, although, under the Amended Revolving Credit Agreement, such leverage ratio may be increased to a level not higher than 2.50 to 1.00 in certain circumstances.

The Amended Revolving Credit Agreement also permits restricted payments in an aggregate amount not to exceed $100 million during any fiscal year (beginning with the 2017 fiscal year), with 50% of any unused amount of such base amount from any fiscal year available for use in the next succeeding fiscal year. In addition, if certain financial ratios are met as of the end of the prior fiscal year, restricted payments of up to an additional $250 million are permitted during any fiscal year, with 50% of any unused amount of such base amount from any fiscal year available for use in the next succeeding fiscal year.

Under the Amended Revolving Credit Agreement, the general investment basket has been increased to an aggregate amount not to exceed $400 million. In addition, if certain financial ratios are met as of the end of the prior fiscal year, investments of an additional $200 million per year are permitted during any fiscal year, with 50% of any unused amount of such base amount from any fiscal year available for use in the next succeeding fiscal year.

The general indebtedness basket has been doubled in size, not to exceed the greater of $1.0 billion and 6% of consolidated total assets as defined.

Additional flexibility has been added for investments and indebtedness in the ordinary course.

The obligations of Holdings or a domestic entity under the Amended Revolving Credit Agreement, and all other obligations under the Amended Revolving Credit Agreement, are guaranteed and secured in the same manner as the Original Revolving Credit Agreement.

The foregoing description of the Amended Revolving Credit Agreement is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment and the Amended Revolving Credit Agreement, which are attached hereto as Exhibit 10.1 and incorporated herein by reference. The representations, warranties and covenants contained in the Amended Revolving Credit Agreement were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the parties to the Amended Revolving Credit Agreement. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Amended Revolving Credit Agreement.

In the ordinary course of their respective businesses, the lenders and issuers under the Amended Revolving Credit Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust, advisory or other financial services for Holdings and its affiliates for which they have received, and will receive, customary fees and expenses.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation or an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Item 7.01	Regulation FD Disclosure

On November 16, 2017, the Company issued a press release announcing the Amended Revolving Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished pursuant to this Item 7.01 of Form 8-K, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit number	Description

10.1	Amendment and Restatement Agreement, dated as of November 14, 2017, which includes, as Exhibit A thereto, the Revolving Credit Agreement, dated as of September 16, 2016, and amended as of October 26, 2016, and as amended and restated as of November 14, 2017, among Alcoa Corporation, Alcoa Nederland Holding B.V., the lenders and issuers from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders and issuers.

99.1	Press release of Alcoa Corporation dated November 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA CORPORATION

Dated: November 16, 2017	By:	/s/ Jeffrey D. Heeter
Jeffrey D. Heeter
Executive Vice President, General Counsel and Secretary